SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 9, 2006

                             CFC International, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                 0-2722225                  36-3434526
 (State of incorporation)         (Commission                (IRS Employer
                                   File No.)                 Identification No.)


                                500 State Street
                         Chicago Heights, Illinois 60411
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (708) 891-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01    Entry into a Material Definitive Agreement.
             ------------------------------------------

     CFC International, Inc., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger, dated as of January 9, 2006, by and among CFCI Holdings, Inc., a Virginia corporation ("CFCI Holdings "), Holo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CFCI Holdings ("Merger Sub"), and the Company (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and wholly owned subsidiary of CFCI Holdings. CFCI Holdings and Merger Sub are entities owned directly or indirectly by affiliates of Quad-C Management, Inc., a private equity investment firm. The Company's Board of Directors has unanimously approved the adoption of the Merger Agreement and the Merger and recommended that the Company's stockholders approve and adopt the Merger Agreement.

     Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each holder of the Company's common stock will be entitled to receive $16.75 per share in cash (without interest). Effective upon the Merger, outstanding Company stock options, whether or not vested or exercisable, will be canceled, and the holders of the options thereafter will be entitled to receive in consideration of such cancellation an amount in cash equal to the difference between $16.75 and the exercise price of such option, for each share of the Company common stock formerly subject to such option.

     The closing of the Merger is subject to the satisfaction of various conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Act, the filing of an information statement with the Securities and Exchange Commission, the distribution of the information statement to CFC's stockholders, the absence of dissenting stockholders above a stated threshold and the completion of financing arrangements by Merger Sub, certain of which conditions may be subject to waiver. No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions ultimately will be consummated. The closing of the Merger Agreement is expected to occur in the first quarter of 2006.

     In addition to certain other covenants, the Company has agreed that, subject to certain exceptions with respect to an unsolicited superior offer, it will not, from the date of the Merger Agreement until the closing of the Merger, or the earlier termination of the Merger Agreement, directly or indirectly, solicit, initiate, knowingly encourage or induce any acquisition proposal or participate in any discussions or negotiations with a third party regarding, or furnish to any person any nonpublic information with respect to, any acquisition proposal.

     In connection with the Merger Agreement, Roger H. Hruby and his affiliates, the principal stockholders of the Company which together own approximately 60% of the Company's outstanding common stock (together, the "Principal Company Stockholders"), entered into a Stockholders Support Agreement, dated as of January 9, 2006 (the "Stockholders Agreement"), with CFCI Holdings pursuant to which each of the Principal Company Stockholders agreed, among other things, to take certain actions in furtherance of the Merger, including the execution and delivery of written consents to the adoption of the Merger Agreement and approval of the Merger. As a result, no further stockholder action will be required to adopt the Merger Agreement or approve the Merger. The Company will distribute the information statement to its stockholders describing the Merger Agreement and the Merger as promptly as practicable.

     The Merger Agreement contains certain termination rights for both CFCI Holdings and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, including if the Board of Directors of the Company terminates the Merger Agreement to pursue an unsolicited superior offer, the Company may be required to pay CFCI Holdings a termination fee of $2,500,000 and reimburse CFCI Holdings $2,500,000 for expenses.

     A description of any interests that the Company's officers and directors have in the Merger will be available in the information statement.

     The foregoing descriptions of the Merger Agreement and the Stockholders Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement and the Stockholders Agreement which are filed hereto as Exhibits 2.1 and 10.1 respectively and are incorporated herein by reference. The Merger Agreement and the Stockholders Agreement have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 5.01.  Changes in Control of Registrant.
            --------------------------------

     The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01   Other Events.
            ------------

     On January 9, 2006, the Company and Quad-C Management, Inc. issued a press release announcing the execution of the Merger Agreement, a copy of which is filed hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

(c) Exhibits.

Exhibit No.            Description of Exhibit
-----------            ----------------------

2.1             Agreement and Plan of Merger, dated as of January 9, 2006.

10.1            Stockholders Support Agreement, dated as of January 9, 2006.

99.1            Press Release dated January 9, 2006


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                CFC INTERNATIONAL, INC.

January 11, 2006                By: /s/   Dennis Lakomy
                                    -------------------
                                          Dennis Lakomy
                                          Executive Vice President
                                          and Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.            Description of Exhibit
-----------            ----------------------

2.1             Agreement and Plan of Merger, dated as of January 9, 2006.

10.1            Stockholders Support Agreement, dated as of January 9, 2006.

99.1            Press Release dated January 9, 2006